EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
MARCH 2020 MONTHLY DIVIDEND AND
FEBRUARY 29, 2020 RMBS PORTFOLIO CHARACTERISTICS

•	March 2020 Monthly Dividend of $0.08 Per Share of Common Stock
•	RMBS Portfolio Characteristics as of February 29, 2020
•	Next Dividend Announcement Expected April 8, 2020

Vero Beach, Fla., March 18, 2020 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of March 2020. The dividend of $0.08 per share will be paid April 28, 2020, to holders of record of the Company’s common stock on March 31, 2020, with an ex-dividend date of March 30, 2020.  The Company plans on announcing its next common stock dividend after the Board’s meeting on April 8, 2020.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of March 18, 2020, the Company had 66,232,508 shares of common stock outstanding. As of February 29, 2020, the Company had 65,869,815 shares of common stock outstanding. As of December 31, 2020, the Company had 63,061,781 shares of common stock outstanding.

Market Update

Global financial markets and economies experienced a significant shock not long after the new year started when a coronavirus outbreak occurred in China.  Over the course of the first quarter of 2020 the outbreak in China evolved into a global pandemic. The speed at which the virus spread forced governments across the globe to take ever more severe steps to slow and contain its spread.  These steps are having a severe economic impact, as economic activity in some instances essentially ceases. Financial markets across the globe are experiencing severe dislocations at least equal to what was experienced during the global financial crisis in 2008. On March 12, 2020 equity markets in the U.S. entered a bear market in the fastest such move in the history of U.S. financial markets. The Agency RMBS market is included in the list of markets under duress.  To date the funding markets, with considerable support from the Fed, have continued to operate relatively smoothly. These developments and their effect on the world’s economy and health will likely continue to play out over the balance of the year, and maybe beyond. At this time, it is too early to tell what the ultimate effect will be on economic activity across the globe and the markets the Company operates in – Agency RMBS.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of February 29, 2020 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS,  such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions and market conditions, including the impact of the global coronavirus outbreak on the financial markets and the economy generally. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2019.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Feb 2020	Dec - Feb	Modeled	Modeled
					Net			Weighted	CPR	2020 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value(1)	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Mar)	in Mar)	(-50 BPS)(2)	(+50 BPS)(2)
Pass Through RMBS
Post Reset ARM	$955	$983	0.02%	$102.93	4.51%	4.96%	187	174	0.00%	0.00%	$6	$1
Fixed Rate CMO	241,789	253,448	5.98%	104.82	4.16%	4.57%	29	328	19.81%	17.24%	747	(1,073)
15yr 3.0	17,439	18,360	0.43%	105.28	3.00%	3.62%	1	177	1.24%	0.00%	170	(234)
15yr 3.5	281,375	298,584	7.04%	106.12	3.50%	4.00%	2	176	3.66%	0.00%	1,792	(2,650)
15yr 4.0	18,107	19,450	0.46%	107.42	4.00%	4.45%	21	152	20.07%	17.10%	196	(211)
15yr Total	316,921	336,394	7.93%	106.14	3.50%	4.00%	3	175	4.46%	17.10%	2,158	(3,095)
20yr 4.0	78,022	85,824	2.02%	110.00	4.00%	4.48%	31	204	14.32%	11.97%	1,477	(1,577)
20yr Total	78,022	85,824	2.02%	110.00	4.00%	4.48%	31	204	14.32%	11.97%	1,477	(1,577)
30yr 3.0	310,413	323,919	7.64%	104.35	3.00%	3.91%	7	353	6.18%	3.12%	3,382	(4,897)
30yr 3.5	1,222,257	1,320,099	31.13%	108.00	3.50%	4.04%	5	352	3.31%	3.95%	14,507	(20,672)
30yr 4.0	954,470	1,051,329	24.79%	110.15	4.00%	4.57%	16	341	12.60%	15.75%	12,067	(14,856)
30yr 4.5	469,625	521,285	12.29%	111.00	4.50%	5.01%	12	346	11.59%	14.37%	3,931	(4,851)
30yr 5.0	248,409	279,724	6.60%	112.61	5.00%	5.51%	21	335	19.47%	17.62%	2,685	(3,035)
30yr Total	3,205,174	3,496,356	82.45%	109.08	3.86%	4.44%	11	347	8.82%	10.60%	36,572	(48,311)
Total Pass Through RMBS	3,842,861	4,173,005	98.41%	108.59	3.85%	4.41%	12	328	9.26%	11.30%	40,960	(54,055)
Structured RMBS
Interest-Only Securities	395,474	44,257	1.04%	11.19	4.00%	4.59%	68	280	21.24%	21.81%	(3,552)	5,623
Inverse Interest-Only Securities	180,576	23,365	0.55%	12.94	3.44%	4.86%	68	283	12.32%	13.63%	399	(923)
Total Structured RMBS	576,050	67,622	1.59%	11.74	3.83%	4.68%	68	281	18.45%	19.24%	(3,153)	4,700
Total Mortgage Assets	$4,418,911	$4,240,627	100.00%		3.85%	4.45%	19	322	10.46%	12.74%	$37,807	$(49,355)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(2)	(+50 BPS)(2)
Eurodollar Futures	$(500,000)	Dec-2021									(4,375)	4,375
Swaps	(1,485,000)	Nov-2023									(28,577)	28,577
5-Year Treasury Futures	(69,000)	Jun-2020(3)									(3,090)	1,143
TBA Short	(700,000)	Mar-2020									(2,642)	3,019
Swaptions	(250,000)	Apr-2020									(163)	1,312
Hedge Total	$(3,004,000)										$(38,847)	$38,426
Rate Shock Grand Total											$(1,040)	$(10,929)

(1)	Amounts in the tables above exclude assets with a fair value of approximately $301.7 million sold in February 2020, which settle in March 2020.
(2)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(3)	Five year treasury futures contracts were valued at prices of $122.75 at February 29, 2020. The market value of the short position was $84.7 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of February 29, 2020			As of February 29, 2020
Fannie Mae	$2,792,974	65.9%	Non-Whole Pool Assets	$443,003	10.4%
Freddie Mac	1,447,653	34.1%	Whole Pool Assets	3,797,624	89.6%
Total Mortgage Assets	$4,240,627	100.0%	Total Mortgage Assets	$4,240,627	100.0%

(1)	Amounts in the tables above exclude assets with a fair value of approximately $301.7 million sold in February 2020, which settle in March 2020.

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of February 29, 2020	Borrowings(1)	Debt	Rate	in Days	Maturity
Wells Fargo Bank, N.A.	$470,081	11.0%	1.75%	12	3/20/2020
Cantor Fitzgerald & Co	445,846	10.4%	1.75%	15	3/16/2020
J.P. Morgan Securities LLC	379,684	8.8%	1.77%	21	5/13/2020
Mirae Asset Securities (USA) Inc.	307,321	7.1%	1.76%	71	5/13/2020
Merrill Lynch, Pierce, Fenner & Smith	292,806	6.8%	1.81%	14	3/13/2020
Mitsubishi UFJ Securities (USA), Inc	281,279	6.5%	1.73%	53	5/27/2020
Citigroup Global Markets Inc	212,837	4.9%	1.78%	73	5/14/2020
ASL Capital Markets Inc.	204,896	4.8%	1.76%	53	5/28/2020
ABN AMRO Bank N.V.	203,900	4.7%	1.76%	75	5/14/2020
ED&F Man Capital Markets Inc	189,541	4.4%	1.76%	72	5/13/2020
Guggenheim Securities, LLC	168,329	3.9%	1.77%	82	5/28/2020
ING Financial Markets LLC	165,450	3.8%	1.77%	19	3/27/2020
RBC Capital Markets, LLC	160,616	3.7%	1.80%	71	5/13/2020
South Street Securities, LLC	148,730	3.5%	2.45%	46	5/6/2020
Nomura Securities International, Inc.	144,229	3.4%	1.76%	59	5/18/2020
Daiwa Securities America Inc.	112,434	2.6%	1.76%	36	5/12/2020
ICBC Financial Services LLC	96,262	2.2%	1.79%	31	3/30/2020
FHLB-Cincinnati	88,911	2.1%	1.67%	3	3/2/2020
Barclays Capital Inc	78,305	1.8%	1.78%	14	3/13/2020
Lucid Cash Fund USG LLC	64,951	1.5%	1.80%	13	3/12/2020
Bank of Montreal	58,685	1.4%	1.82%	70	5/13/2020
J.V.B. Financial Group, LLC	29,011	0.7%	1.77%	21	3/20/2020
Mizuho Securities USA, Inc	1,751	0.0%	2.20%	19	3/18/2020
Total Borrowings	$4,304,104	100.0%	1.79%	40	5/28/2020

(1)
In February 2020, the Company sold assets with a fair value of approximately $301.7 million, which settle in March 2020 that collateralize approximately $291.6 million of repurchase agreements included in the table above.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400